                                                                   EXHIBIT (10g)


                             SHAREHOLDERS AGREEMENT
                             ----------------------

              MEMORANDUM OF AGREEMENT made as of the 17th day of April, 1997.

BETWEEN:

              3357392 CANADA INC., a corporation incorporated pursuant to the laws of Canada,

              (hereinafter referred to as "CANCO 1"),

                                                              OF THE FIRST PART,

                                      -and-

              The individuals and trusts listed on Schedule A hereto, (subject to the further definition below, such individuals and trusts being hereinafter collectively referred to as "IMPARK MANAGEMENT" and individually as a "MEMBER OF IMPARK MANAGEMENT"),

                                                             OF THE SECOND PART,

                                      -and

              3355489 CANADA INC.,
              a corporation incorporated pursuant to the laws of Canada,

              (hereinafter referred to as "FUMI HOLDINGS"),

                                                              OF THE THIRD PART.

              WHEREAS the individuals listed in Schedule A are employed in the management of Impark (as hereinafter defined);

              AND WHEREAS those members of Impark Management listed in Schedule A (the "Holdco Shareholders") are the holders of those shares and options to purchase shares as listed in Schedule A of Imperial Holdings No. 2 Inc. ("Holdco"), which owns all of the shares of Imperial Parking Limited;

              AND WHEREAS First Union Real Estate Equity and Mortgage Investments ("FUR"), an Ohio business trust, has entered into a share purchase



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                                      -2-



agreement dated February 18, 1997 as amended by amending agreements made as of February 26, 1997, March 2, 1997, March 7, 1997, March 17, 1997 and April 15,
1997 (the "Share Purchase Agreement") with Impark Investments Inc., the Holdco Shareholders and certain other individuals providing for the sale and purchase of all of the shares of Holdco;

              AND WHEREAS Canco 1 has arranged to obtain an assignment of all of the rights of FUR under the Share Purchase Agreement;

              AND WHEREAS, at the date hereof, Canco 1 is a wholly-owned subsidiary of FUMI Holdings;

              AND WHEREAS, as a result of the completion of the Share Purchase Agreement, the Holdco Shareholders will become holders of shares of Canco 1;

              AND WHEREAS the Holdco Shareholders wish to maximize the interest in Canco 1 which they acquire as a result of the sale and purchase of shares provided for under the Share Purchase Agreement;

              AND WHEREAS the members of Impark Management who are not Holdco Shareholders wish to become shareholders of Canco 1;

              AND WHEREAS the parties to this agreement wish to establish their respective rights and obligations in respect of the shares of Canco 1 which the members of Impark Management will acquire;

              NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION
                                 --------------

1.1 CERTAIN DEFINITIONS. Where used in this agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings:

              "ADDITIONAL PARKING FACILITIES" means any parking facilities (other than the Cleveland Parking Facilities and the Transferred Parking Facilities) which are acquired by FUR after April 17, 1997 whether by direct purchase or by acquisition of an entity owning such parking facilities;

              "ADJUSTED OPERATING INCOME" for any period means the Facilities Operating Income for such period minus the Facilities Return to FUR for such period;

              "AFFILIATE", in relation to an individual, means a corporation that is controlled by such individual and all of the shares of which are owned by such individual and/or such individual's spouse and/or children or a trust of which such individual and/or such individual's spouse and/or children are the sole beneficiaries;

              "BASE INDEBTEDNESS" means the amount as of the close of business on April 17, 1997 of the combined indebtedness (excluding indebtedness incurred for normal working capital purposes including without limitation operating lines of credit) of Canco 1, the Corporation, 504308 N.B. Inc. and 504463 N.B.
              Inc., which is expected to be approximately $77,500,000;

              "BOARD" means the board of directors of Canco 1;

              "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a statutory holiday in Ontario or British Columbia;

              "CLEVELAND PARKING FACILITIES" means the Huntington garage, the West Third Street surface parking lot and the 55 Public Square garage, all in the City of Cleveland, Ohio;

              "CLASS A COMMON SHARES" means the Class A non-voting common shares in the capital of Canco 1, any securities into which such common shares may be converted, exchanged, reclassified, redesignated, subdivided or otherwise changed from time to time and any securities of any successor corporation or a corporation continuing from Canco 1 into which such common shares or such other securities may be changed as a result of any amalgamation, merger, consolidation, plan of arrangement or reorganization, statutory or otherwise;

              "CLASS B COMMON SHARES" means the Class B voting common shares in the capital of Canco 1, any securities into which such common shares may be converted, exchanged, reclassified, redesignated, subdivided or otherwise changed from time to time and any securities of any successor corporation or a corporation continuing from Canco 1 into which such common shares or such other securities may be changed as a result of any amalgamation, merger, consolidation, plan of arrangement or reorganization, statutory or otherwise;

              "COMMON SHARES" means Class A Common Shares and Class B Common Shares;


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                                      -4-


              "CONSOLIDATED PERFORMANCE" for any period means the total of the Impark EBITDA and the Adjusted Operating Income for such period;

              "CORPORATION" means Imperial Parking Limited or any successor thereto;

              "DATE OF CLOSING" and "TIME OF CLOSING" have the respective meanings ascribed thereto in Articles 5 and 6, as the case may be;

              "DEPOSITARY" has the meaning ascribed thereto in section 9.1;

              "DESIGNATED REPRESENTATIVE" means the Designated Representative as determined at the relevant time in accordance with section 3.1;

              "DISABILITY" means the inability of a member of Impark Management to continue to perform his duties for Impark on a full-time basis for a period of more than six (6) months as a result of physical or mental disability, as determined by a qualified medical practitioner;

              "EFFECTIVE DATE" has the meaning ascribed thereto in sections 6.1, 6.2, 6.3 and 7.2;

              "FACILITIES OPERATING INCOME" for a period means, without double counting, the actual revenues realized by Impark during such period from the operation of First Union Facilities less all expenses associated with operating the First Union Facilities (other than real estate taxes, utilities, ground rent and insurance covering damage to the physical facility) incurred by Impark during such period in operating the First Union Facilities (but for greater certainty not deducting any amounts payable to FUR pursuant to any lease or management agreement and not deducting any interest expense);

              "FACILITIES RETURN TO FUR" for any period means an amount of imputed interest calculated at the rate of 11% per annum on the amount of any outstanding FUR Capital Expenditure;

              "FAIR VALUE PER SHARE" as at any date means:

              (i) in the case of Preferred Shares, the Redemption Amount of a Preferred Share as at such date determined in accordance with the articles of Canco 1 but without regard to the fact that the Preferred Shares are not redeemable prior to April 1, 2002; and

              (ii) in the case of Common Shares, the amount determined by dividing the Management Enterprise Equity Value as at the end of the immediately preceding calendar year by 1,322,140;

              "FIRST UNION FACILITIES" means the Cleveland Parking Facilities, the Transferred Parking Facilities and Additional Parking Facilities which are leased to or managed by Impark;

              "FUMI" mean First Union Management, Inc., a Delaware corporation;

              "FUMI HOLDINGS PROPORTION" has the meaning ascribed thereto in section 5.1;

              "FUR CAPITAL EXPENDITURE" means the following:

              (i) the amount of the gross acquisition cost to FUR (including purchase price, fees, commissions and out-of-pocket expenses of acquisition) of Additional Parking Facilities, and such FUR Capital Expenditures shall be deemed to be outstanding during any period while such Additional Parking Facilities constitute First Union Facilities; and

              (ii) the amount expended directly or indirectly by FUR to make capital improvements to any First Union Facilities on Impark's recommendation for the purpose of increasing the Facilities Operating Income, and such FUR Capital Expenditures shall be deemed to be outstanding from the date any such amount is so expended and for so long as such parking facilities constitute First Union Facilities;

              "IMPARK" means collectively the Corporation and 504463 N.B. Inc. and any direct or indirect subsidiaries of either of them;

              "IMPARK EBITDA" for any period means the consolidated earnings of Impark before interest expense (or interest income), income taxes, depreciation and amortization, as calculated in accordance with generally accepted accounting principles as used in the December 31, 1996 audited financial statements of the Corporation, consistently applied, adjusted as follows:

              (a) deducting any revenues or expenses of any type related to First Union Facilities for such period; and

              (b) deducting an amount on account of imputed interest calculated at the rate of 8% per annum on any indebtedness (excluding indebtedness incurred for normal working capital purposes including without limitation operating lines of credit) of Impark which is outstanding at any time during such period in any amount in excess of the Base Indebtedness;

              "IMPARK MANAGEMENT" means the individuals listed on Schedule A hereto and any other employee of Impark who hereafter becomes a party to this agreement and any legal personal representative of any such individual who dies or becomes mentally incapacitated (the foregoing being "individual members"), and includes any Affiliate of any individual member of Impark Management which holds Shares or to which Shares are transferred or any successor or assign of such Affiliate and also includes individuals to whom Shares are transferred in accordance with the provisions of sections 4.3 and 4.5; and reference herein to the "members" or a "member" means members or a member of Impark Management;

              "MANAGEMENT ENTERPRISE EQUITY VALUE" as at the end of any calendar year means the amount obtained by multiplying $5,555,556 by the Proportionate Change as at such year end and deducting $4,233,416 from such product;

              "PERFORMANCE SHORTFALL" for any period means the amount, if any, by which the Performance Target for such period exceeds the Consolidated Performance for such period, provided that if such Consolidated Performance exceeds such Performance Target the Performance Shortfall shall be zero;

              "PERFORMANCE TARGET" means $13,146,105 for the 1997 calendar year, $14,340,350 for the 1998 calendar year, $14,895,964 for the 1999 calendar year, and $15,473,803 for the 2000 calendar year, subject in each case to the provisions of section 3.5;

              "PERSON" includes an individual, a trust, a firm, a corporation, a syndicate, a partnership, an association, a joint venture and every other legal or business entity whatsoever;

              "PREFERRED SHARES" means the Class A Preferred Shares in the capital of Canco 1, any securities into which such Class A Preferred Shares may be converted, exchanged, reclassified, redesignated, subdivided or otherwise changed from time to time and any securities of any successor corporation or a corporation continuing from Canco 1 into which such Class A Preferred Shares or such other securities may be changed as a result of any amalgamation, merger, consolidation, plan of arrangement or reorganization, statutory or otherwise;

              "PROPORTIONATE CHANGE" as at the end of a calendar year means (i) one as at the end of 1996, and (ii) other than as at the end of 1996, the Consolidated Performance for such calendar year divided by the Performance Target for 1997;

              "PURCHASE PRICE" means the purchase price for any Purchased Shares pursuant to any transaction of purchase and sale of Shares provided for in this agreement;

              "PURCHASED SHARES" means, in the context of any provision hereof pursuant to which a Vendor is selling Shares, such Shares;

              "PURCHASER" means, in the context of any provision hereof pursuant to which a Vendor is selling Shares, the purchaser of such Shares;

              "SHARE PURCHASE CLOSING" means the completion of the sale and purchase of shares of Holdco pursuant to the Share Purchase Agreement;

              "SHARES" means Class A Common Shares, Class B Common Shares and Preferred Shares;

              "SPOUSE" has the meaning ascribed thereto in Part I of the Family Law Act (Ontario);

              "THIRD PARTY" means, as applicable to sections 5.1 and 6.4, a person dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with Canco 1, and for greater certainty, in all cases, neither (i) any individual who is a full time member of the management of FUR or FUMI or any of their respective affiliates, or any corporation wholly-owned, directly or indirectly, by any such individual or a trust related to any such individual, nor
              (ii) any person that is a firm, corporation, syndicate, partnership, association, joint venture or other legal or business entity whatsoever which is controlled by FUR or FUMI, shall be deemed to be a Third Party;

              "THIRD PARTY OFFER" has the meaning ascribed thereto in section 5.1; and

              "TRANSFERRED PARKING FACILITIES" means 633 - 10th Avenue S.W., Calgary, Alberta; 1009 A, B and C - 9th Avenue S.W., Calgary, Alberta; 10040 - 103 Street, Edmonton, Alberta; 10244 - 103 Street, Edmonton Alberta; 10239 - 107 Street, Edmonton, Alberta; 1709 Blanshard Street, Victoria, B.C.; 245 Graham Avenue and 257 Smith Street, Winnipeg, Manitoba; 168 Water Avenue, Winnipeg, Manitoba; 336 Young Street, Winnipeg, Manitoba; 296, 298 and 304 Broadway, Winnipeg, Manitoba; 115 Donald Street, Winnipeg, Manitoba; 178 Queen's Quay East, Toronto, Ontario; and 1724 Broad Street, Regina, Saskatchewan; and

              "VENDOR" means, in the context of any provision hereof pursuant to which Shares are being sold, the shareholder selling such Shares.

1.2 OTHER RULES OF INTERPRETATION. All words used in this agreement shall be read with such changes in gender and number as are required by the context. Words importing the singular number shall include the plural and vice versa and words importing gender shall include all genders. The terms "this agreement", "hereof", "herein", "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or paragraph or other portion hereof and include any agreement, schedule, amendment or other instrument supplementary or ancillary hereto. Time is of the essence hereof.

1.3 CURRENCY. All dollar amounts stated herein are, unless otherwise indicated, in Canadian dollars.

1.4 HEADINGS AND REFERENCES. The division of this agreement into Articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Reference in this agreement to an Article, section or Schedule is to the applicable Article, section or Schedule of this agreement unless the context otherwise requires.

1.5 REFERENCE TO STATUTES. Reference in this agreement to a statute means such statute as amended, re-enacted or replaced from time to time and includes all regulations promulgated thereunder.

                                    ARTICLE 2
                     SUBSCRIPTION AND SHARE PURCHASE CLOSING
                     ---------------------------------------

2.1 EXERCISE OF OPTION. Each Holdco Shareholder already has exercised or shall, prior to the Share Purchase Closing, exercise all options to purchase shares of Holdco held by such Holdco Shareholder as set out in Schedule A so that, at the time of the Share Purchase Closing, each Holdco Shareholder will be the holder of that number of shares of Holdco indicated on Schedule B.

2.2 ALTERATION OF CONSIDERATION. Notwithstanding the provisions of section 2.3 of the Share Purchase Agreement, the portion of the purchase price for the shares of Holdco to be received on the Share Purchase Closing by each Holdco Shareholder shall be satisfied by the payment and delivery by Canco 1 of cash and Shares as set out in Schedule B. Without limiting the generality of section 4.6, all certificates for Shares issued to Holdco Shareholders on the Share Purchase Closing shall bear the legend provided for in section 4.6.

2.3 TAX ELECTIONS. Notwithstanding the provisions of section 2.14 of the Share Purchase Agreement, if requested by a Holdco Shareholder, Canco 1 will file a joint election pursuant to subsection 85(1) of the Income Tax Act (Canada) (the "Tax Act") in the prescribed form and within the prescribed time so that the proceeds of disposition of the shares of Holdco for the purposes of the Tax Act shall be deemed to be the amount elected in such election, as determined by the Holdco Shareholder, within the limits provided for in the Tax Act.

2.4 SUBSCRIPTION. Each person named in Schedule C hereby subscribes for and agrees to take up the number and class of Shares set out opposite such person's name in such Schedule and to pay therefor the subscription price of $1.00 per Share, such subscription to be made and to become effective immediately following the proposed amalgamation of Canco 1 and the Corporation as referred to in section 3.3. Canco 1 agrees to accept such subscription by each such person.

2.5 REPRESENTATION REGARDING RRSP'S. Each of J. Bruce Newsome, Douglas I. Poirier, J. Robin Bateman, Robert L. Noiles, Henry J. Renaud and Stuart M. MacKenzie represents and warrants with respect to his respective Affiliate which is a Holdco Shareholder that: (i) at the time of closing under the Share Purchase Agreement, such Affiliate will be the registered owner of that number of shares of Holdco as listed opposite the name of such Affiliate in Schedule A, with good and marketable title thereto free and clear of all liens, charges and encumbrances; (ii) except pursuant to the Share Purchase Agreement, no person has any option, contract or agreement, or any right or privilege capable of becoming an option, contract or agreement, for the purchase or acquisition of any of the shares of Holdco or any Shares to be acquired pursuant hereto; (iii) the trustee under such Affiliate has all necessary power and authority to enter into this agreement and to perform its obligations hereunder; and (iv) this agreement has been duly executed and delivered by such Affiliate and is a legal, valid and binding obligation of such Affiliate, enforceable against such Affiliate in accordance with its terms.

                                    ARTICLE 3
                       VOTING, ORGANIZATION AND MANAGEMENT
                       -----------------------------------

3.1 DESIGNATED REPRESENTATIVE. The representative from time to time of the members of Impark Management (the "Designated Representative") shall be the Chief Executive Officer of the Corporation then in office who shall have the irrevocable and full authority to give and receive all notices, communicate all decisions and otherwise take all actions that are to be given, made or taken pursuant to this agreement by Impark Management and the parties hereto shall be entitled to rely upon the authority of the Designated Representative to bind Impark Management in respect of all matters arising pursuant to this agreement.

3.2 ASSIGNMENT OF VOTING RIGHTS. Each member of Impark Management does hereby irrevocably nominate, constitute and appoint the Designated Representative as his true and lawful attorney with authority to vote any and all of the Shares held from time to time by such member, and to execute resolutions in writing of the shareholders of Canco 1 as holders of such Shares for and on behalf of and in the name of such member, in such manner as may be determined by the Designated Representative in his sole discretion, at all times and on all matters that may come before the shareholders of Canco 1 or any class thereof while this agreement remains in effect and to make, execute, seal and deliver for and on behalf of and in the name of such member of Impark Management, one or more proxies in respect of Shares held by such member of Impark Management from time to time.

The members of Impark Management shall each deliver to the current Designated Representative, concurrently with the execution of this agreement and from time to time thereafter upon request therefor, a continuing power of attorney in the form attached hereto as Schedule D in favour of the Designated Representative for the purposes of this section 3.2 and Article 8, which power of attorney shall not be revocable by the member without the consent of FUMI Holdings and which, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy or incapacity of the member or of any Affiliate of the member to which Shares may be transferred in accordance with section 4.2. Each member of Impark Management hereby ratifies and confirms and agrees to ratify and confirm all that such attorney may lawfully do or cause to be done by virtue of the authority hereby or thereby conferred. Upon any change in the Designated Representative, the former Designated Representative and all members of Impark Management shall forthwith agree to the revocation of all such powers of attorney and new powers of attorney shall be forthwith provided in favour of the new Designated Representative.

3.3 AMALGAMATION OF CANCO 1. Forthwith following the Share Purchase Closing, Holdco shall be wound-up into Canco 1 and then Canco 1 and the Corporation shall be amalgamated pursuant to a short form vertical amalgamation under the Canada Business Corporations Act. Following such amalgamation, all references in this agreement to Canco 1 and the Corporation shall be deemed to be references to the continuing corporation formed as a result of the amalgamation of such two corporations.

3.4 BOARD OF DIRECTORS. The Board shall consist of three members. One member of the Board shall be the nominee of the Designated Representative and the other two members of the Board shall be nominees of FUMI Holdings.

3.5 ADJUSTMENT OF PERFORMANCE TARGETS AND CONSOLIDATED ACHIEVEMENT. Notwithstanding the definition of Performance Targets and the definition of Consolidated Performance and the definitions related thereto, the amounts otherwise provided for or determined in accordance with any of such definitions shall be subject to adjustment in the discretion of the Board to be exercised in good faith and after consultation with the Designated Representative and the auditors of Canco 1 in the event of material asset dispositions or in the event of unusual circumstances which would lead to anomalous or inappropriate results and to offset the effect of any office rent paid by Impark to FUR on the First Union Facilities.

3.6 PERFORMANCE ACHIEVEMENT PROGRAM. The Corporation shall establish and implement a performance achievement program for the benefit of Impark Management on the terms set forth in Schedule E.

3.7 PERFORMANCE BONUS PROGRAM. The Corporation shall establish and implement a performance bonus program for the benefit of, inter alia, Impark Management on the terms set forth in Schedule F.

3.8 ADDITIONAL ISSUANCE OF COMMON SHARES. If after the date hereof Canco 1 proposes to issue from treasury any additional Class A Common Shares or Class B Common Shares, Canco 1 shall first offer such Common Shares to the parties hereto (the "Eligible Shareholders") who then hold Common Shares of the class of Common Shares proposed to be issued (the "Offered Class") by notice given to the Eligible Shareholders of the intention of Canco 1 and the number and class of additional Common Shares proposed to be issued. Each Eligible Shareholder shall have the right to purchase his pro rata portion of the Common Shares so offered with such pro rata portion to be determined based on the number of Common Shares of the Offered Class owned by such Eligible Shareholder at the date such notice is given relative to the total outstanding number of Common Shares of the Offered Class as at such date. Each Eligible Shareholder shall have 20 Business Days from the date such notice is given to agree to take up and pay for the Common Shares so offered. Any Common Shares that the Eligible Shareholders have not agreed to take up and pay for within such 20 Business Days may be issued at any time within the ensuing 60 days to such persons as the Board in its discretion determines on terms not more favourable to the purchaser than the terms offered to the Eligible Shareholders.

                                    ARTICLE 4
                        GENERAL RESTRICTIONS ON TRANSFERS
                        ---------------------------------

4.1 GENERAL RESTRICTION. Except as specifically provided in sections 4.2, 4.3 and 4.4 and Articles 5, 6 and 7, no member of Impark Management may, except with the prior written consent of FUMI Holdings, which consent may be withheld in its sole discretion, sell, transfer (including by operation of law, by winding-up or by amalgamation and whether or not for consideration), assign or otherwise dispose of (any of the foregoing being a "sale") or mortgage, charge, encumber, pledge, assign by way of security or grant a security interest in (any of the foregoing being a "pledge") its rights, title or interest in, to or under any Shares to any person other than FUMI Holdings. Any sale or pledge attempted to be made which is not in accordance with this agreement shall be void and of no effect and Canco 1 shall not accept any such sale or pledge or any transfer by any person claiming rights through any such sale or pledge for registration on its books of record.

4.2 TRANSFERS TO AFFILIATES. Subject to the provisions of the articles of Canco 1 and sections 4.5 and 4.6 and Article 6 of this agreement, nothing herein shall prevent the transfer of any Shares or any interests therein by any of the individual members of Impark Management to an Affiliate of such member or by an Affiliate of such individual member to another Affiliate of such individual member provided that: (i) the Affiliate executes and delivers a document agreeing to be bound by the provisions hereof pursuant to section 4.5 and such other instruments as FUMI Holdings may reasonably request to ensure that such Affiliate continues to qualify as an Affiliate of such member; (ii) each of the Affiliate and such individual member agrees with Canco 1 and FUMI Holdings not to effect or agree to effect any sale or pledge of any securities of such Affiliate without the prior written consent of FUMI Holdings, such consent not to be unreasonably withheld; and (iii) such individual member shall remain liable under this agreement as a guarantor to ensure that the Affiliate, or any further Affiliate to which such Shares may be transferred, abides by the terms of this agreement.

4.3 PERMITTED TRANSFERS. Any member of Impark Management may sell all or any portion of such member's or such member's Affiliate's Shares to:

       (i) with the prior written consent of the Designated Representative, any other member of Impark Management or any person who has been an employee of Impark continuously since April 17, 1997; or

       (ii) with the prior written consent of FUMI Holdings, such consent not to be unreasonably withheld, any other full-time employee of Impark, provided that such purchaser shall, as a condition precedent to such purchase and sale, execute an agreement as required by section 4.5 and such purchaser shall thereupon become a member of Impark Management for the purposes of this agreement.

4.4 PERMITTED PLEDGES. Any member of Impark Management may, with the prior written consent of FUMI Holdings, such consent not to be unreasonably withheld, pledge all or any portion of such member's or such member's Affiliate's Shares to a recognized Canadian financial institution solely to secure bonafide indebtedness or financial obligations of such member or Affiliate to such financial institution for an amount not exceeding two-thirds (2/3) of the original issue price of the Shares held by such member and such member's Affiliate and solely for the purpose of such member or Affiliate acquiring such Shares, provided that: (i) such financial institution acknowledges in writing, on terms acceptable to FUMI Holdings, to be bound by the terms and provisions of this agreement in dealing with such Shares to the same extent as if it were a member of Impark Management; (ii) such financial institution agrees to notify the Designated Representative and FUMI Holdings of any default by a member of Impark Management with respect to such indebtedness or financial obligations and to grant the Designated Representative and FUMI Holdings the option to purchase such member's Shares in accordance with section 6.2; (iii) such financial institution agrees, in the event of a sale, realization or other disposition of all or any portion of such Shares, that the same shall only be dealt with subject to and in accordance with the terms and provisions of this agreement; and (iv) such financial institution agrees that upon repayment of such indebtedness or financial obligations it will deliver the certificates representing such member's Shares to the Depositary and not to such member.

4.5 AGREEMENT BINDING. If any Shares or any interests therein are transferred, issued or sold to any person who is not an original party to this agreement, as a condition precedent to being registered as a holder of Shares and to the exercise or enjoyment by such acquiror of any rights attaching to such Shares, the acquiror of such Shares shall execute and deliver an agreement, in form and on terms satisfactory to FUMI Holdings, whereby such acquiror agrees to be bound by the provisions hereof, with such amendments hereto and thereto as may be required by FUMI Holdings, as if he were an original party hereto, and such acquiror shall thereupon become a member of Impark Management (for purposes only of this agreement but not for the purposes of the program described in Schedule
E) and shall have the same rights, and be subject to the same obligations and restrictions, hereunder as the other members of Impark Management or the original party hereto previously holding such Shares. In the case of a sale of all of the Shares of an original party other than to an Affiliate thereof, the obligations hereunder of such original party as a holder of Shares shall thereupon cease to be effective and such member shall cease to be entitled to any benefits hereunder in respect of such Shares arising after the time of such sale, subject to the continuing liability under section 4.2 in respect of transfers to Affiliates and provided that the foregoing shall not release or affect any rights or obligations arising prior to such time hereunder in respect of such Shares. For greater certainty, if such a transferee is already a member, his rights and obligations as a member hereunder shall thereupon apply to the Shares thus sold to him in the same manner as to his original Shares (provided that such transferee shall not thereby acquire any additional rights for the purposes of the program described in Schedule E).

4.6 LEGENDS ON SHARE CERTIFICATES. Any and all certificates representing Shares now or hereafter issued to any person during the term of this agreement (whether such certificates are issued at present or subsequently issued or sold) shall have typed or otherwise written thereon a legend substantially to the following effect:

                  "The shares represented by this certificate are subject to certain restrictions on the right to transfer, sell, assign or otherwise deal with them, pursuant to a shareholders' agreement made as of the 17th day of April, 1997, and notice of the terms and conditions of such agreement is hereby given."

                                    ARTICLE 5
                               THIRD PARTY OFFERS
                               ------------------

5.1 DRAG ALONG. If at any time FUMI Holdings proposes to sell any of its Common Shares pursuant to a bonafide offer by, or letter of intent of, a Third Party (a "Third Party Offer"), FUMI Holdings shall deliver a notice in writing to the members of Impark Management setting out the price per Common Share of the Third Party Offer (the "Offer Price") (which shall be the same for both Class A Common Shares and Class B Common Shares) and the other relevant material terms and conditions (the "Offer Terms") of the Third Party Offer and the number of Common Shares that FUMI Holdings intends to sell pursuant to the Third Party Offer and the proportion of the Common Shares held by FUMI Holdings that such number then constitutes (the "FUMI Holdings Proportion"). FUMI Holdings may, at its option, specify in such notice that the members of Impark Management shall be required to sell to the Third Party, at the Offer Price and on the Offer Terms, that proportion of their Common Shares that is equal to the FUMI Holdings Proportion, and, if FUMI Holdings so states in such notice, the members of Impark Management shall sell their Common Shares to the Third Party at the Offer Price and on the Offer Terms.

5.2 TAG ALONG. If FUMI Holdings does not require the members of Impark Management to sell their Common Shares pursuant to section 5.1, then each of the members of Impark Management may, by notice in writing delivered to FUMI Holdings at any time within ten (10) days following the delivery of the notice by FUMI Holdings to such members pursuant to section 5.1, elect either of the following alternatives:

         (a) to sell that proportion of such member's Common Shares that is equal to the FUMI Holdings Proportion at the Offer Price and on the Offer Terms, in which case FUMI Holdings shall cause the Third Party to purchase, and such member shall sell, such member's Common Shares to the Third Party; or

         (b) not to sell any Common Shares held by such member pursuant to this section 5.2, in which case FUMI Holdings may proceed to sell the Common Shares indicated in the FUMI Holdings' notice described above in section 5.1 to the Third Party pursuant to the Third Party Offer at the Offer Price and on the Offer Terms.

5.3 PREFERRED SHARES. In the event that as a result of any Third Party Offer all of the Common Shares held by any member of Impark Management are to be sold by such member, FUMI Holdings shall cause all of the Preferred Shares held by such member of Impark Management either to be redeemed by Canco 1 or to be acquired by some other person for a price equal to the then current redemption price of such Preferred Shares, in either event immediately prior to or contemporaneously with the sale of the Common Shares.

5.4 REPRESENTATIONS AND WARRANTIES. In connection with any sale of Common Shares in accordance with this Article 5, FUMI Holdings may require the members of Impark Management to enter into agreements with FUMI Holdings and/or the Third Party in which such members shall represent and warrant that, except as specifically disclosed to FUMI Holdings or the Third Party in writing, such member at the time of closing of such sale does not have actual knowledge that any warranty made by FUMI Holdings pursuant to a written sale agreement, a copy of which was provided to such member, in connection with such sale was untrue in any material respect as of the closing of such sale, provided that no such member need make any independent enquiry or investigation in connection with giving such representation and warranty. The liability of such member for any inaccuracy in such representation and warranty shall be limited to the amount which he receives from the sale of his Shares in connection with such sale and shall be pro rata in accordance with the number of Shares sold by such member in relation to the total number of shares sold to the Third Party.

5.5 CLOSING OF THIRD PARTY PURCHASES. Any purchase and sale of Common Shares pursuant to this Article 5 shall be effected concurrently with the sale of Common Shares by FUMI Holdings to the Third Party in accordance with the provisions of Article 8 and shall be completed at the date and time (the "Date of Closing" and "Time of Closing", respectively, for purposes of Article 8) specified by FUMI Holdings or the Third Party by notice in writing delivered to the member not later than ten (10) days following the date on which the obligations of such member to sell Common Shares have arisen pursuant to this
Article 5, and in any event the Date of Closing shall be no later than ninety
(90) days following the date of the Third Party Offer.

                                    ARTICLE 6
                               DEATH, DISABILITY,
                      TERMINATION, RESIGNATION AND DEFAULT
                      ------------------------------------

6.1 OPTION TO PURCHASE. If at any time any individual member of Impark Management has ceased to be employed by Impark or by an affiliate of Impark for any reason (including, without limitation, by reason of voluntary resignation, termination with or without cause, death or Disability), the following rights shall arise with respect to the Shares held by such individual member of Impark Management and by any Affiliate of such individual member (the "Subject Shares"):

       (a) the Designated Representative shall have the right, at his option, to purchase for cash all but not less than all of the Subject Shares, which option may be exercised by notice in writing to such individual member of Impark Management or the executors or legal personal representatives of an individual member who has died or become mentally incapacitated or the permitted successors and assigns of an Affiliate of that member (the "Selling Manager") and to FUMI Holdings given at any time within 30 days following the date (the Effective Date") which is the effective date of the resignation, the date of giving of notice of termination or the date of death or Disability, as the case may be;

       (b) if the Designated Representative does not exercise his option as set forth in subsection (a) above within 30 days following the Effective Date or gives notice to the Selling Manager and FUMI Holdings that he does not wish to exercise such option, FUMI Holdings shall have the right, at its option, to purchase for cash all but not less than all of the Subject Shares, which option may be exercised by notice in writing to the Selling Manager given at any time after 30 days following the Effective Date; and

       (c) if the Designated Representatives does not exercise his option as set forth in subsection (a) above and FUMI Holdings does not exercise its option as set forth in subsection (b) above, the Selling Manager shall have the right, at his option, to sell all of his Common Shares to Canco 1 with the price therefor to be payable by the issuance of additional Preferred Shares at $1 per Preferred Share, which option may be exercised by the Selling Manager giving notice to Canco 1 and FUMI Holdings at any time after 40 days but before 60 days following the Effective Date and, in the event of the exercise of such right, the Preferred Shares issued as a result thereof shall become Subject Shares of such Selling Manager.

6.2 SALE UPON DEFAULT ON INDEBTEDNESS. If a member of Impark Management defaults on any indebtedness referred to in section 4.4 or commits any act of bankruptcy, the Designated Representative and FUMI Holdings shall have the option, exercisable in accordance with the provisions of subsections (a) and (b) of section 6.1, mutatis mutandis, upon notice (the date of which shall be, for these purposes, the "Effective Date") to such member at any time following a default, to purchase all or any portion of the Shares held by such member.

6.3 FUMI HOLDINGS OPTION TO PURCHASE. By notice given to the members of Impark Management at any time after April 17, 2001, FUMI Holdings shall have the right, at its option exercisable from time to time, to purchase all or any portion of the Shares held by any member or members of Impark Management. The date of the giving of any such notice shall be the "Effective Date".

6.4 SALE OF PREFERRED SHARES. By written notice given to Canco 1 and FUMI Holdings, at any time during the month of March in any year commencing with March of 2004, any member of Impark Management who is not at such time employed by any of FUR, FUMI or a subsidiary of any of them (the "Selling Manager") shall have the right, at his option, to require Canco 1 to purchase all of the Preferred Shares then owned by such Selling Manager unless such purchase by Canco 1 would result in a breach or default under any agreement between Canco 1 and a Third Party or would otherwise be contrary to law. The date of the giving of any such notice shall be the "Effective Date", subject to such condition.

6.5 PURCHASE PRICE. The purchase price per share for Shares transferred pursuant to sections 6.1, 6.2, 6.3 and 6.4 shall be the Fair Value Per Share as of the Effective Date.

6.6 CONFLICT WITH THIRD PARTY OFFER. If an Effective Date occurs with respect to a member at any time following the delivery of a notice pursuant to section 5.1 setting out a Third Party Offer, the provisions of this Article 6 shall not apply with respect to the Shares held by such member or Affiliate of such member unless (i) FUMI Holdings has not required such member to sell his Shares pursuant to section 5.1 and the member has elected not to sell any Shares held by the member in accordance with alternative (b) of section 5.2, in which case the provisions of this Article 6 shall apply, (ii) the purchase and sale transaction with the Third Party pursuant to section 5.1 is not completed for any reason other than the default of the member, in which case the provisions of this Article 6 shall apply, or (iii) such member has become obligated to sell less than all of his Shares to the Third Party, in which case the provisions of this Article 6 shall apply to those Shares held by such member which he has not become so obligated to sell.

6.7 COMPLETION. Subject as hereinafter provided, each transfer of Shares under this Article 6 shall for all purposes be deemed to have been completed on the Effective Date relating thereto and title to the Shares being transferred shall pass to the transferee thereof on and as of such date. In the case of transfers of Shares other than pursuant to section 6.4 and subsection (c) of section 6.1, the party having the option to purchase shall, in the notice exercising such option, notify the Selling Manager of a date and time (the "Date of Closing" and "Time of Closing", respectively, for the purposes of Article 8) for the payment of the purchase price for the Subject Shares, which date shall be not more than sixty (60) days after the date of such notice and the closing shall be effected in the manner provided for in Article 8. In the case of transfers to Canco 1 of Common Shares pursuant to subsection (c) of section 6.1 and of Preferred Shares pursuant to section 6.4, Canco 1 shall notify the Selling Manager of a date and time (the "Date of Closing" and "Time of Closing", respectively, for the purposes of Article 8) for the payment of the purchase price for the Subject Shares, which date shall be not more than sixty (60) days after the date of such notice and the closing shall be effected in the manner provided for in Article
8. Notwithstanding the foregoing, any transfer of Shares to Canco 1 provided for in section 6.4 or in subsection (c) of section 6.1 shall be conditional upon all of the members of Impark Management, other than the Selling Manager, consenting to such transfer and waiving any rights they may have as a condition precedent to or as a consequence of such transfer in their capacity as holders of Preferred Shares and Common Shares (i) to the immediate payment of any accrued but unpaid dividends on their Preferred Shares or (ii) to the contemporaneous repurchase of any of their Shares. The members of Impark Management hereby consent to any such transfer and waive any such rights to the extent arising as a result of any such transfer and hereby authorize and direct the Designated Representative to execute and deliver on their behalf at the time of any such transfer a document confirming such consent and waiver.

                                    ARTICLE 7
                                   FAMILY LAW
                                   ----------

7.1 PREVENTION OF TRANSFER ORDERS. Each member of Impark Management agrees to use his best efforts to prevent or avoid any order or similar act being rendered by any court of competent jurisdiction under the Family Law Act (Ontario), the Divorce Act (Canada) or comparable laws or legislation of any other jurisdiction that would have the effect of transferring beneficial ownership of the Shares held by such member or any Affiliate of such member to any person (other than by reason of that person being the individual's heir or legal personal representative at the time of his or her death or mental incapacity) who was not, immediately prior to the making of such order or similar act, a member of Impark Management (any such act or order being a "Transfer Order"), except that this section 7.1 shall not require any such member to obtain the execution by his Spouse of any instrument binding such Spouse to the terms of this Article 7 prior to the time of any transfer of Shares or any beneficial interest therein to his Spouse.

7.2 RIGHT OF FIRST REFUSAL ON TRANSFER. Each member of Impark Management agrees that any amount that is required to be paid by the member to any Spouse of the member by order of a court of competent jurisdiction shall, if reasonably possible, be satisfied by the transfer to such Spouse of property of the member other than the Shares. If a Transfer Order is made or if any transfer or sale of Shares is required to satisfy a court order, the affected member of Impark Management shall forthwith give written notice thereof to the Designated Representative and FUMI Holdings (the date of the giving of such notice being the "Effective Date") and the Designated Representative and FUMI Holdings shall have first rights, in accordance with the provisions of subsections (a) and (b) of section 6.1, mutatis mutandis, to acquire from such member or any transferee such Shares as are subject to a Transfer Order or otherwise required to be sold, at a price per Share (without interest) equal the Fair Value Per Share of such Shares on the Effective Date.

                                    ARTICLE 8
                    COMPLETION OF PURCHASE AND SALE OF SHARES
                    -----------------------------------------

8.1 OUTSTANDING INDEBTEDNESS. If any indebtedness of the Vendor to: (i) any authorized pledgee pursuant to any financing in accordance with section 4.4;
(ii) the Corporation, Canco 1, FUMI Holdings, 504308 N.B. Inc. or any of their affiliates; or

(iii) the Purchaser; is outstanding upon the occurrence of any purchase and sale of Shares hereunder, the Vendor hereby irrevocably authorizes and directs that a portion of the Purchase Price for the Purchased Shares equal to such outstanding indebtedness be applied in repayment of such indebtedness. The Purchased Shares shall not be registered in the name of the Purchaser unless all such indebtedness has been repaid to the extent of the Purchase Price.

8.2 DELIVERY OF SHARES AND PAYMENT. At the Time of Closing on the Date of Closing in respect of any sale and purchase of Purchased Shares, the parties shall attend at the offices where the closing is being held, the Vendor shall deliver to the Purchaser certificates representing the Purchased Shares, duly endorsed in blank for transfer (or, if the Depositary holds such certificates pursuant to Article 9, an acknowledgement that the Depositary holds such certificates for the Purchaser), and the Purchaser shall pay to the Vendor the Purchase Price (or the balance thereof after the repayment of any indebtedness referred to in section 8.1).

8.3 VENDOR DEFAULT. If the Vendor does not attend at the place of closing at the Time of Closing, or fails for any reason whatsoever to produce and deliver to the Purchaser the certificates representing the Purchased Shares duly endorsed in blank for transfer (or, if the Depositary holds such certificates pursuant to Article 9, an acknowledgement that the Depositary holds such certificates for the Purchaser) at or prior to the time payment of the Purchase Price therefor is required to be made, then the Purchase Price shall be deposited at the time otherwise provided for its payment into a special account in the name of the Vendor at the branch of the principal Canadian chartered bank (the "Bank") primarily utilized by the Corporation. Such deposit shall constitute valid and effective payment to the Vendor of the Purchase Price and shall result in title to the Purchased Shares passing to the Purchaser, even if the Vendor has voluntarily sold or pledged any of the Purchased Shares, and notwithstanding that certificates representing any of the Purchased Shares may have been delivered to an authorized pledgee, a transferee or other person. If any of the Purchased Shares have been pledged to an authorized pledgee to secure obligations or indebtedness of the Vendor, the Purchaser may, at its option, in lieu of depositing the Purchase Price as aforesaid, pay all or any part of the Purchase Price to the authorized pledgee to the extent required to discharge such obligations or indebtedness and receive the certificates representing the Purchased Shares from the authorized pledgee and deposit the remainder, if any, of the Purchase Price as aforesaid.

8.4 TRANSFER OF TITLE. From and after the Date of Closing until the time provided for the payment for the Purchased Shares, and thereafter if such payment is then made or if a deposit and/or payment is then made in accordance with section 8.3, and even though the certificates representing the Purchased Shares may not have been delivered to the Purchaser, the purchase of the Purchased Shares shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to the Purchased Shares (except as provided in section 8.5) shall be deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit and interest, both at law and in equity, of the Vendor or of any transferee, pledgee or any other person having any interest, legal or equitable, therein or thereto shall cease and determine.

8.5 PAYMENT OF DEFAULTING VENDOR. Subject to section 8.1, the Vendor shall be entitled to receive the Purchase Price deposited with the Bank upon delivery to the Purchaser of the certificates representing the Purchased Shares, duly endorsed in blank for transfer (or, if the Depositary holds such certificates pursuant to Article 9, an acknowledgement that the Depositary holds such certificates for the Purchaser).

8.6 POWER OF ATTORNEY. The Vendor hereby irrevocably constitutes and appoints the Designated Representative (and if the Designated Representative is the Vendor he appoints each of the officers from time to time of FUMI Holdings) as a true and lawful attorney-in-fact and agent for, in the name of and on behalf of, the Vendor to execute and deliver in the name of the Vendor all such assignments, transfers, deeds, receipts, directions and instruments as may be necessary effectively to sell, transfer and assign the Purchased Shares, or any part thereof, to the Purchaser on the books of Canco 1. Each member of Impark Management shall deliver to the Designated Representative concurrently with the execution of this agreement a continuing power of attorney for the purposes set out in section 3.2 and this Article 8 in accordance with section 3.2 and shall hereafter, upon request, provide such additional or replacement powers of attorney for such purposes as may be required to fulfil the requirements of applicable law for valid, effective and enforceable powers of attorney. Each member of Impark Management hereby ratifies and confirms and agrees to ratify and confirm all that the attorney appointed pursuant to this section 8.6 may lawfully do or cause to be done by virtue of the authority hereby and thereby conferred.

8.7 CONSENT. The Vendor hereby irrevocably consents to any sale or transfer of the Purchased Shares made pursuant to the provisions hereof.

                                    ARTICLE 9
                             DEPOSITARY ARRANGEMENTS
                             -----------------------

9.1 DEPOSIT OF SHARE CERTIFICATES. For so long as this agreement remains in force, the certificates representing all of the Shares that are at any time held by any member of Impark Management shall be held by FUMI Holdings or a person designated by FUMI Holdings (the "Depositary") to be dealt with in accordance with this agreement. Notwithstanding the foregoing, in the event that FUMI Holdings consents to the pledge of any Shares pursuant to section 4.4, Shares that are pledged as a result to any authorized pledgee shall, for so long as they are held by such authorized pledgee pursuant to such pledge, not be governed by this Article 9.

9.2 DEPOSIT RECEIPT. The Depositary will issue in the name of and deliver to each member of Impark Management who deposits with the Depositary a certificate or certificates representing Shares, a receipt (the "Deposit Receipt") in substantially the form annexed hereto as Schedule G to evidence such deposit, which Deposit Receipt shall be non-transferable.

9.3 TRANSFER OF SHARES. If a transfer of Shares has been made in accordance with the provisions of this agreement, upon delivery to the Depositary of (a) the relevant Deposit Receipt and (b) written evidence satisfactory to the Depositary that the transfer of Shares has been made in accordance with the provisions of this agreement, the Depositary shall return the certificates representing such Shares to Canco 1 for cancellation and Canco 1 shall cancel such Share certificates and issue in the name of the transferee new Share certificates evidencing the transferred Shares and, if less than all the Shares held by a transferor have been transferred, issue in the name of the transferor new Share certificates evidencing the Shares that were not transferred, which Share certificates shall be delivered by Canco 1 to the Depositary to be dealt with in accordance with the terms of this agreement. Upon receipt by the Depositary of such new Share certificates, the Depositary shall issue in the name of and deliver to such transferee a Deposit Receipt evidencing such transferee's rights to the deposited Share certificates issued in the transferee's name subject to the terms of this agreement, and, if applicable, shall issue in the name of and deliver to such transferor a Deposit Receipt evidencing such transferor's rights to the deposited Share certificates issued in the transferor's name subject to the terms of this agreement.

9.4 RETURN OF SHARE CERTIFICATES. On the termination of this agreement, each Deposit Receipt shall entitle the holder thereof, or his executors, administrators, legal personal representatives or its successors or assigns, or its or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Depositary, as the case may be, to certificates representing the number of Shares represented thereby on surrender of such Deposit Receipt to the Depositary. Each party agrees that, except as otherwise expressly provided herein, the Shares represented by certificates deposited with the Depositary in accordance with the terms hereof shall not be released by the Depositary except on termination of this agreement and that each such party will not request nor be entitled to the release of certificates except on such basis.

9.5 RIGHTS TO REMAIN WITH MEMBERS. FUMI Holdings hereby acknowledges and confirms on behalf of itself and any designee of it that may at any time be the Depositary that (a) the Depositary will hold the certificates representing Shares subject to the provisions hereof, (b) the Depositary does not and will not have any beneficial interest in the Shares in respect of which certificates have been delivered to it pursuant to this Article 9 solely by reason of such delivery, and (c) beneficial ownership of the Shares represented by certificates deposited with the Depositary pursuant to this Article 9 and all other rights of ownership with respect thereto shall remain with the members of Impark Management on behalf of whom the same were deposited with the Depositary, subject to the powers of attorney provided under sections 3.2 and 8.6.

9.6 LIMITATION OF DEPOSITARY LIABILITY. The Depositary shall be entitled to rely as to all matters of fact conclusively upon documents and instruments in writing signed by the members of Impark Management registered as holders of Shares or by the Designated Representative as their lawful attorney. The Depositary shall not be liable for relying in good faith on any such document required or permitted to be given hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS
                                  -------------

10.1 NOTICE. Any notice, document or thing required or permitted to be given or delivered hereunder shall be deemed to be properly given or delivered to a party if (a) delivered in person or by courier to the address set out below and acknowledged by written receipt signed by the person receiving such notice, or
(b) sent by facsimile transmission and confirmed by prepaid registered letter addressed to the party receiving such notice, at its respective address or fax number set out below:

                  FUMI Holdings:         c/o First Union Management, Inc.
                                         Suite 1910
                                         55 Public Square
                                         Cleveland, Ohio
                                         44113-1937

                                         Attention:       Paul F. Levin
                                         Fax:             (216) 781-7364

                  Canco 1:               c/o First Union Management, Inc.
                                         Suite 1910
                                         55 Public Square
                                         Cleveland, Ohio
                                         44113-1937

                                         Attention:       John Dee
                                         Fax:             (216) 781-7467

                  Impark Management:     Designated Representative
                                         c/o Imperial Parking Limited
                                         Suite 300, The Station
                                         601 West Cordova Street
                                         Vancouver, British Columbia
                                         V6B 1G1

                                         Attention:       Paul T. Clough
                                         Fax:             (604) 681-4098

Any notice or delivery given in accordance with the provisions of this section
10.1 shall be deemed to have been given and received, if delivered in person or by courier, on the day of delivery in person or at the time of actual receipt thereof, and if delivered by facsimile transmission on the date of receipt of the facsimile transmission at the time of actual receipt thereof unless received after business hours or on a day other than a Business Day and then on the next Business Day.

10.2 CHANGE OF ADDRESS. Any party may from time to time by notice in writing delivered in accordance with the provisions of this Article 10 change its address for purposes hereof.

10.3 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which collectively shall constitute a single instrument.

10.4 SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns. FUMI Holdings may assign its rights and obligations hereunder to FUMI or any corporation controlled by FUMI without the consent of any other party hereto. No other party hereunder may assign its rights or obligations hereunder without the prior written consent of FUMI Holdings.

10.5 GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

10.6 SEVERABILITY. If any provision contained herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate and distinct.

10.7 ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties hereto pertaining to the respective obligations of Impark Management and the other parties hereto in respect of the Shares, save and except for the Share Purchase Agreement. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties with respect to the subject matter hereof and this agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

10.8 IMPLEMENTATION OF AGREEMENT. The parties hereto hereby covenant and agree to do or cause to be done all acts and things, whether by the directors of the Corporation or Canco 1 or otherwise, to execute and deliver or cause to be executed and delivered all such instruments and to exercise or cause to be exercised any and all voting rights attaching to the Shares held by each of them in order that all provisions of this agreement shall be fully and effectively carried out, implemented and given effect to in accordance with the terms hereof. Canco 1 agrees not to take or approve any action that would contravene any provision of this agreement and shall cause to be provided all necessary approvals for any transfer of Shares that is effected in compliance with this agreement.

10.9 TERMINATION. This agreement shall terminate upon the agreement of shareholders of Canco 1 who hold at least 90% of the voting rights attached to all Class B Common Shares or, if earlier, at the option of FUMI Holdings immediately upon the closing of a sale of 90% or more of the outstanding Common Shares to a Third Party in accordance herewith.

                  IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.

SIGNED, SEALED AND DELIVERED               )
in the presence of                         )

                                           )
                                           ) /s/ Paul T. Clough
                                           )-----------------------------
                                           )Paul T. Clough
                                           )
                                           ) /s/ J. Bruce Newsome
                                           ) -----------------------------
                                           ) J. Bruce Newsome
                                           )
                                           ) /s/ Douglas I. Poirier
                                           ) -----------------------------
                                           ) Douglas I. Poirier
                                           )
                                           ) /s/ J. Robin Bateman
                                           ) -----------------------------
                                           ) J. Robin Bateman
                                           )
                                           ) /s/ James MacKay
                                           ) -----------------------------
                                           ) James MacKay
                                           )
                                           ) /s/ Michael T. Menzies
                                           ) -----------------------------
                                           ) Michael T. Menzies
                                           )
                                           ) /s/ Robert L. Noiles
                                           ) -----------------------------
                                           ) Robert L. Noiles
                                           )
                                           ) /s/ Harry J. Renaud
                                           ) -----------------------------
                                           ) Harry J. Renaud
                                           )
                                           ) /s/ Stuart M. MacKenzie
                                           ) -----------------------------
                                           ) Stuart M. MacKenzie

                                           )
                                           )
                                           )
                                           ) -----------------------------
                                           ) Daniel Sawchuck
                                           )

                                           LAURENTIAN BANK OF CANADA,
                                           in trust for J.Bruce Newsome,
                                           Accont No. VOO2679

                                           by Authorized Signer
                                             -----------------------------

                                           RBC DOMINION SECURITIES INC.,
                                           in trust for Douglas I. Poirier,
                                           Account No. 496-81890-11

                                           by Authorized Signer
                                             -----------------------------

                                           GUNDYCO,
                                           in trust for J. Robin Bateman,
                                           Account No. 590-90333-17

                                           by Authorized Signer
                                             -----------------------------

                                           GUNDYCO,
                                           in trust for Robert L. Noiles,
                                           Account No. 590-77616-12

                                           by Authorized Signer
                                             -----------------------------

                                           GUNDYCO,
                                           in trust for Stuart M. MacKenzie,
                                           Account No. 590-90254-12

                                           by Authorized Signer
                                             -----------------------------

                                        MIDLAND WALWYN CAPITAL INC.,
                                        in trust for Henry J. Renaud,
                                        Account No. 8RABNQS

                                        by  /S/ Authorized Signer
                                          -------------------------------

                                        3355489 CANADA INC.

                                        by /S/ Authorized Signer
                                          -------------------------------

                                        3357392 CANADA INC.

                                        by /S/ Authorized Signer
                                          -------------------------------

                                   SCHEDULE A

                          MEMBERS OF IMPARK MANAGEMENT
                          ----------------------------

                                               Number of           Number of Common
Individual                                     Common Shares       Shares Under Option
----------                                     -------------       -------------------
Paul T. Clough                                    600,000               300,000

J. Bruce Newsome                                  125,000               112,500

Douglas I. Poirier                                100,000                75,000

J. Robin Bateman                                   60,000                45,000

James MacKay                                       90,000                45,000

Michael T. Menzies                                 90,000                45,000

Robert L. Noiles                                   60,000                45,000

Harry J. Renaud                                         -                45,000

Stuart M. MacKenzie                                     -                22,500

Daniel Sawchuck                                    45,000                22,500

Trusts
------

Laurentian Bank of Canada,                        100,000                     -
in trust for account no. VOO2679,
a registered retirement savings plan
of which J. Bruce Newsome is the
sole beneficiary

RBC Dominion Securities Inc.,                      50,000                     -
in trust for account no. 496-81890-11
a registered retirement savings plan
of which Douglas I. Poirier is the
sole beneficiary

Gundyco, in trust for account                      30,000                     -
no. 590-90333-17, a registered
retirement savings plan of which
J. Robin Bateman is the sole
beneficiary

Gundyco, in trust for account                      30,000                     -
no. 590-77616-12, a registered
retirement savings plan of which
Robert L. Noiles is the sole
beneficiary

Midland Walwyn Capital Inc.,                       90,000                     -
in trust for account no. 8RABNQS,
a registered retirement savings plan
of which Henry J. Renaud is the sole
beneficiary

Gundyco, in trust for account                      45,000                     -
no. 590-90254-12, a registered
retirement savings plan of which
Stuart M. MacKenzie is the sole
beneficiary

                                                                     SCHEDULE B
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Cash Received
                                   Total Shares of            (including from   Class A           Class B
Name                               Holdings at Closing        Escrow Account)   Common Shares     Common Shares    Preferred Shares
----                               -------------------        ---------------   -------------     -------------    ----------------
Paul T. Clough                     900,000                    833,560            348,585             96,169           503,956

Bruce Newsome                      237,500                    337,247             49,878             11,088            72,109

Laurentian Bank                    100,000                    396,060                  -                  -                 -
(Newsome RRSP)

Doug Poirier                       175,000                    240,616             39,416              9,537            56,984

RBC Dominion Securities             50,000                    198,030                  -                  -                 -
(Poirier RRSP)

Rob Bateman                        105,000                    156,826             19,072              4,460            27,573

Gundyco (Bateman RRSP)              30,000                    118,818                  -                  -                 -

Jim MacKay                         135,000                    154,629             41,414             11,425            59,872

Mike Menzies                       135,000                    154,629             41,414             11,425            59,872

Rob Noiles                         105,000                    185,279              8,618              1,576            12,459

Gundyco (Noiles RRSP)               30,000                    118,818                  -                  -                 -

Harry Renaud                        45,000                     72,750              6,394                  -             9,971

Midland Walwyn Capital              90,000                    356,454                  -                  -                 -
(Renaud RRSP)

Stuart MacKenzie                    22,500                     32,922              4,717                 98             6,820

Gundyco (MacKenzie RRSP)            45,000                    178,227                  -                  -                 -

Dan Sawchuck                        67,500                     77,314             20,707              5,713            29,936
-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE C
                                                      Shares of Canco 1 to be Acquired
                                     ------------------------------------------------------------------------
Subscribers                          Class A Common              Class B Common              Preferred Shares
-------------------------------------------------------------------------------------------------------------
Laurentian Bank of Canada, in          71,780                    22,476                      103,774
trust for account no. VOO2679, a
registered retirement savings plan
of which J. Bruce Newsome is the
sole beneficiary
-------------------------------------------------------------------------------------------------------------
RBC Dominion Securities Inc.,          35,890                     11,238                      51,887
in trust for account no.
496-81890-11 a registered
retirement savings plan of
which Douglas I. Poirier is
the sole beneficiary
-------------------------------------------------------------------------------------------------------------
Gundyco, in trust for account          21,534                      6,743                       31,132
no. 590-90333-17, a registered
retirement savings plan of
which J. Robin Bateman is the
sole beneficiary
-------------------------------------------------------------------------------------------------------------
Gundyco, in trust for account          21,534                      6,743                       31,132
no. 590-77616-12, a registered
retirement savings plan of
which Robert L. Noiles is the
sole beneficiary
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Midland Walwyn Capital Inc.,           64,602                      20,229                    93,396
in trust for account no.
8RABNQS, a registered
retirement savings plan of
which Harry J. Renaud is the
sole beneficiary
-------------------------------------------------------------------------------------------------------------
Gundyco, in trust for account          32,301                      10,114                      46,698
no. 590-90254-12, a registered
retirement savings plan of
which Stuart M. MacKenzie is
the sole beneficiary
-------------------------------------------------------------------------------------------------------------
Paul T. Clough                        179,007                      48,743                    258,067
-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE D

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby irrevocably nominates, constitutes and appoints ________________________ (the "Attorney") , as the true and lawful attorney-in-fact and agent for the undersigned and in the name, place and stead of the undersigned, in the capacity of the undersigned as a shareholder of 3357392 Canada Inc. for the following purposes:

(i) to execute and deliver proxies and vote any and all shares of the undersigned in 3357392 Canada Inc. on behalf of the undersigned in respect of any matter on which the undersigned is entitled to vote in such manner as may be determined by the Attorney in his sole discretion; and

(ii) to execute and deliver any and all assignments, transfers, deeds, directions, receipts and other instruments as may be necessary effectively to sell, transfer and assign any of such shares in accordance with the provisions of the shareholders' agreement made as of April 17, 1997.

     The execution of this document indicates the intention of the undersigned that this document provides the Attorney with a continuing power of attorney for property under the [SUBSTITUTE DECISIONS ACT (ONTARIO)] for the purposes set out herein and that such appointment and power of attorney, being coupled with an interest, shall not be revocable at the option of the undersigned and shall not be revoked by the insolvency, bankruptcy or incapacity of the undersigned and shall come into effect upon the date that this document is signed and witnessed. The undersigned hereby ratifies and confirms and agrees to ratify and confirm all that the Attorney may lawfully do or cause to be done by virtue of this power of attorney.

     DATED this            day of                  , 199 .

------------------------------------          ---------------------------------
Name of Witness                               Name of Appointor


------------------------------------          ---------------------------------
Signature                                     Signature


------------------------------------          ---------------------------------
Name of Witness


------------------------------------
Signature

                                   SCHEDULE E

                         PERFORMANCE ACHIEVEMENT PROGRAM
                         -------------------------------

1. DEFINITIONS. Capitalized terms which are defined in the shareholders agreement entered into as of April 17, 1997 between 3355489 Canada Inc., 335392 Canada Inc. and certain employees of Impark have the meanings as provided for therein. In addition, the following terms have the following meanings:

     "PERFORMANCE ACHIEVEMENT" for any year means the Percentage Achievement for such year of the Performance Bonus Base for such year;

     "PERCENTAGE ACHIEVEMENT" means as follows:

     (i) for 1997 and 1998, 100% minus the amount of any Shortfall Percentage for the applicable year;

     (ii) for 1999, 100% minus the product of 1.5 and any Shortfall Percentage for 1999; and

     (iii) for 2000, 100% minus the product of 3 and any Shortfall Percentage for 2000;

     "PERFORMANCE BONUS BASE" means as follows:

     (i)   for 1998, the Percentage Achievement for 1997 of $694,444;

     (ii)  for 1999, the Performance Achievement for 1998; and

     (iii) for 2000, the Performance Achievement for 1999; and

     "SHORTFALL PERCENTAGE" for any period means the percentage obtained by multiplying 100% times the quotient of the Performance Shortfall for such period divided by the Performance Target for such period.

2. PARTICIPANTS. Subject as hereinafter provided, the participants in the Program (the "Participants") and the interest of each Participant (the "Participant's Share") will be as follows:

                      Participant                         Participant's Share
                      -----------                         -------------------
                  Paul T. Clough                                52.35%

                  J. Bruce Newsome                              12.08%

                  Douglas I. Poirier                             7.47%

                  J. Robin Bateman                               4.03%

                  James MacKay                                   4.11%

                  Michael T. Menzies                             4.11%

                  Robert L. Noiles                               3.00%

                  Harry J. Renaud                                7.11%

                  Stuart M. MacKenzie                            3.68%

                  Daniel Sawchuck                                2.06%

Notwithstanding the foregoing, in the event that individuals who are employed by Impark as at April 17, 1997 become new members of Impark Management prior to June 30, 1997, the Designated Representative shall have the right at any time prior to such date to include any of such new members as Participants and to designate the Participant's Share of each such new Participant provided that the Participant's Share of Paul Clough shall be reduced by the aggregate of the Participant's Shares of such new Participants. The inclusion and designation provided for in the preceding sentence shall be made by written notice delivered to the Corporation and FUMI Holdings on or before June 30, 1997.

3. PERFORMANCE ACHIEVEMENT AWARD. Each Participant will be conditionally entitled to receive a bonus payment in respect of each of the calendar years 1998, 1999 and 2000. The amount to which a Participant will be conditionally entitled in respect of any such year will be such Participant's Share of the Performance Achievement for such year. The actual entitlement of such Participant to such bonus will be dependant upon such Participant being continuously employed by any of Impark, FUR or FUMI or a subsidiary of any of them from April 17, 1997 through to the end of the third calendar year following the year in respect of which such bonus was determined. If the Participant is so continuously employed until the end of such third year, he will be paid the full amount of such bonus on the last day of such third year. If such Participant ceases to be so employed during such third year, he will be paid on or before the last day of such third year a pro rata portion of such bonus based on the number of days he was so employed during such third year relative to the total number of days in such year.

4. COORDINATION. The Program shall be coordinated with the comparable program to be instituted by 504463 N.B. Inc. so as to ensure that each member of Impark Management participates in one or the other of the programs without double counting.

                                   SCHEDULE F

                            PERFORMANCE BONUS PROGRAM
                            -------------------------

1. DEFINITIONS. Capitalized terms which are defined in the shareholders agreement entered into as of April 17, 1997 between 3355489 Canada Inc., 335392 Canada Inc. and certain employees of Impark have the meanings as provided for therein.

2. PARTICIPANTS. The participants in the Program (the "Participants") will be the employees from time to time of Impark and the interest of each Participant (the "Participant's Share") will be determined from time to time by the Designated Representative.

3. PERFORMANCE ACHIEVEMENT AWARD. In 1998, 1999, 2000 and 2001, each Participant who is still employed by Impark will be entitled to receive a cash bonus payment equal to such Participant's Share of the amount which is 5% of any amount by which the Consolidated Performance for the immediately preceding calendar year exceeds the Performance Target for such immediately preceding calendar year.

4. COORDINATION. The Program shall be coordinated with the comparable program to be instituted by 504463 N.B. Inc. so as to ensure that each member of Impark Management participates in one or the other of the programs without double counting.

                                   SCHEDULE G

                                 DEPOSIT RECEIPT
                                 ---------------

     THE UNDERSIGNED, ____________________ (the "Depositary"), hereby confirms that ______________________ (the "Holder") is the registered holder of the following shares (the "Shares") in the capital of 3357392 Canada Inc.:

         Class A Non-voting Common Shares             _______________________

         Class B Voting Common Shares                 _______________________

         Class A Preferred Shares                     _______________________

     The certificates in respect of such Shares are held by the Depositary pursuant to the agreement (the "Shareholders Agreement") made as of the 17th day of April, 1997 among 3357392 Canada Inc., 3355489 Canada Inc. and the individuals and trusts listed on Schedule A thereto. This Deposit Receipt evidences the ownership by the Holder of the Shares held by the Depositary in accordance with the Shareholders Agreement. The Depositary is bound to hold the Shares in accordance with the Shareholders Agreement and the rights of the Holder with respect to the Shares are expressly subject to, governed by and may be exercised only in accordance with, the terms and conditions set forth in the Shareholders Agreement (as such agreement may be amended from time to time). By acceptance of this Deposit Receipt, the Holder assents to such terms and conditions.

     This Deposit Receipt is not transferable.

     IN WITNESS WHEREOF the Depositary has caused this Deposit Receipt to be signed by its duly authorized signatory this ____ day of ________, _____.


                                                  ____________________________


                                                  by _________________________